Exhibit 10.3

TRADEMARK PURCHASE AND LICENSE AGREEMENT

This Trademark Purchase and License Agreement (this “Agreement”) is entered into as of April 4, 2013 (the “Effective Date”) by and between Nuzee Co., Ltd., a California corporation having its principal place of business at 7940 Silverton Ave. #109, San Diego, California 92126 (“Buyer”), and HydroPouch Corporation, an Illinois corporation having its principal place of business at 1601 S. Michigan Ave., Suite 202, Chicago, Illinois 60616 (“Seller”, and together with Buyer, the “Parties”, and each, a “Party”).

WHEREAS, Seller is the owner of all rights, title and interests in the U.S. Trademarks identified in Schedule A, all other registrations relating thereto, abandoned trademark registrations or applications therefor, and certain common law trademark rights relating to the trademarks, derivations thereof and logos and designs relating thereto, including, without limitation stylized versions thereof (collectively, the “Trademarks”);

WHEREAS, Seller desires to sell, and Buyer desires to purchase, all of Seller’s rights, title and interests in the Trademarks, subject to the terms and conditions of this Agreement; and

WHEREAS, Seller desires to license from Buyer the Trademarks for use in Seller’s distribution and marketing business (“Seller’s Business”).

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1

Sale and Assignment of Trademark and Connected Rights

1.1.        Seller hereby irrevocably and unconditionally sells, assigns, transfers, conveys and delivers unto Buyer all worldwide right, title and interest in and to the Trademarks, including all registrations (including without limitation the registration set out in the recitals) and any common law rights therein, together with the goodwill of the business in connection with which the Trademarks are used and which is symbolized thereby, along with the right to pursue all claims and recover all damages and profits for any future and past infringements thereof and all other related causes of action in connection therewith.

SECTION 2

LICENSE

2.1.        As of the Effective Date, Buyer (“Licensor”) herewith grants to Seller (“Licensee”), and Licensee hereby accepts, a limited, nonexclusive, royalty-free license (with no right to sublicense) to use the Trademarks in the United States (the “License”) in connection with Licensee’s Business.

2.2.        Term.  The initial term of the License commences on the Effective Date and continues through December 31, 2018, and shall automatically continue in force from year to year unless terminated as provided under this Agreement (the “License Term”).

2.3.        Restriction on License. Licensor grants to Licensee and Licensee accepts to use the Trademarks in the U.S. for the sole purpose of identifying itself in connection with the following goods only (“Permitted Goods”):

•         Non-alcoholic beverages, namely, [ fruit flavored drinks, soft drinks, non-alcoholic wine, fruit juices, drinking water, and ] sports drink;

•         Sports drinks;

•         Mineral, vitamin, or nutritionally enhanced water; and

•         Alcoholic mixed beverages except beers; Prepared alcoholic cocktail.

2.4.        Use of Trademarks by Licensor.  Nothing herein shall restrict the use of the Trademarks by Licensor in any manner.

2.5.        Title in Licensor Following the Effective Date.  Licensee agrees that it shall not, during the License Term or thereafter, (a) assert any claim to the Trademarks, (b) contest in any way Licensor’s ownership of or right to use the Trademarks, or (c) take any action or any position inconsistent with such ownership.  Licensee further acknowledges that its use of the Trademarks under this Agreement, and all goodwill associated with such use, shall inure to the benefit of and be on behalf of Licensor.

2.6.        Goodwill Associated With Trademarks Following the Effective Date.  Licensee agrees that it shall not at any time do, or cause to be done, directly or indirectly, any act that may impair or tarnish any part of Licensor’s goodwill and reputation in the Trademarks.  Without limiting the foregoing, Licensee agrees not to conduct any activities in a manner which may modify, alter, detract from or impair the integrity, character, or dignity of the Trademarks or reflect unfavorably upon Licensor.

2.7.        Quality Control.  Licensee acknowledges that Licensor has the right to establish and enforce quality standards for any products distributed, sold or provided under the Trademarks. Further, Licensor has the right to establish and enforce quality standards for the use, placement and appearance of the Trademarks on any product packaging, letterhead, website, brochures or on other marketing or similar products.  In the absence of any written quality standards or specifications, the Licensee agrees to use the Trademarks only in connection with the distribution and sale of goods and merchantable products that are suitable for the purpose for which they are intended and which shall not reflect adversely upon the good name of Licensor or the goodwill and reputation associated with the Trademarks.  Licensor shall have the right to review and approve Licensee’s use of the Trademarks, in its discretion.

2.8.        Quality Standards. Licensee agrees to maintain a high quality of all Permitted Goods rendered by Licensee in connection with the Trademarks; all uses of the Trademarks by Licensee shall conform to current level of quality and be subject to control by Licensor.

2.9.        Inspection. Licensee agrees to cooperate with Licensor in facilitating Licensor's quality control, to permit reasonable inspection of Licensee's operation by Licensor or any agent of Licensor, and to promptly supply Licensor with specimens evidencing any instances of Licensee's usage of the Trademarks upon request. Licensee shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the sale, distribution and advertising of goods and services covered by this License.

2.10.    Events of Automatic Termination. If any of the following events shall occur, each such occurrence shall be deemed an “Event of Automatic Termination” and this Agreement shall terminate automatically, without prejudice to any other remedies Licensor may have:

(A) Insolvency or Bankruptcy of Licensee. The Licensee becomes insolvent, is named in a petition for bankruptcy, ceases to function or conduct operations directed to the Permitted Goods in the normal course of business, or makes an assignment for the benefit of creditors.

(B) Breach of Agreement. Licensee fails to perform in accordance with any of the terms and conditions contained herein or in any way breaches this Agreement.

          (C) Abandonment. Licensee stops use of the Trademarks for more than twelve (12) consecutive months.

2.11.    Licensor's Right to Terminate at its Discretion. Licensor may, at its option, without prejudice to any other remedies it may have, terminate this Agreement at Licensor's sole election and sole discretion, effective thirty (30) calendar days after Licensor's notifying Licensee in writing by any commercially reasonable means, including via email.

2.12.    Compensation for Termination of License Rights. If Licensor terminates or otherwise revokes the License during the initial 60 months after the Effective Date, Licensee shall be entitled to monetary compensation in the amount of $35,000.00.

2.13.    Sale of Trademarks by Licensor. In the event Licensor decides to sell, assign, or transfer or terminate the license, the Licensor  shall pay the Licensee two and one half (2.5) times the most recent 12 month sales of the Licensee’s Permitted Goods set forth in Section 2.3 herein.

2.14.    Post Termination Obligation of Licensee. Upon the termination of this Agreement for any reason, all rights of Licensee to use the Mark shall immediately cease. Licensee shall not thereafter operate or conduct business under any name or in any manner that could give anyone the impression that this Agreement is still in force or that Licensee has any right to use any of the Mark. In addition, any and all remaining promotional material bearing the Marks shall be destroyed, any email address(es) using the Mark shall not be used, and Licensee will certify in writing to Licensor of its cease of use of the Mark.

SECTION 3

Purchase Price and License Fee

3.1.        Trademark Purchase Price.  In consideration for the sale and assignment of rights and obligations of the Trademarks, Buyer shall pay Seller a total of fifteen thousand dollars ($15,000) (“Purchase Price”)  payable in two (2) consecutive monthly payments of seven thousand and five hundred dollars ($7,500). The first monthly payment shall be due and payable on the Effective Date. The second and final monthly payment is due and payable within 30 days after the

Effective Date. If Buyer does not pay Seller the second and final payment, the License is deemed terminated and Seller is entitled to retain the initial payment.

3.2.            Royalty-Free License. Licensee shall enjoy a limited, royalty-free license to use the Trademarks in the United States in connection with Licensee’s Business as set forth in Section 2 herein.

3.3.            Sales and Distribution Assistance. As additional consideration for the sale and assignment of the Trademarks, Buyer shall, using reasonable commercial efforts, provide assistance to Seller in the distribution, marketing and sale of the Permitted Goods as set forth in Section 2.3 herein.

SECTION 4

REPRESENTATIONS AND Warranties

4.1.            Seller hereby represents and warrants to Buyer as follows:

(A)              Organization and Good Standing.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Illinois, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(B)              Authorization and Enforceability. Seller has the full authority to execute, deliver and perform this Agreement and consummate the transaction as contemplated herein.  This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies.

(C)              Title and Contest. Seller has good and marketable title to the Trademarks, including without limitation all rights, title, and interest in the Trademarks to sue for infringement thereof.  The Trademarks are free and clear of all liens, mortgages, security interests or other encumbrances, and restrictions on transfer.  There are no actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the Trademarks.  There are no existing contracts, agreements, options, commitments, proposals, bids, offers, or rights with, to, or in any person to acquire the Trademarks.

(D)              No Conflict. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under any agreement, indenture or other instrument under which Seller is bound or to which the Trademarks are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon the Trademarks or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Seller, or the Trademarks.

(E)               Existing Licenses. No rights or licenses have been granted by Seller under the Trademarks.

(F)               Restrictions on Rights. Buyer will not be subject to any covenant not to sue or similar restrictions on its enforcement or enjoyment of the Trademarks as a result of the transaction contemplated in this Agreement, or any prior transaction related to the Trademarks.

(G)              Conduct. None of Seller or its representatives has engaged in any conduct, or omitted to perform any necessary act, the result of which would decrease the value of the Trademarks or hinder their enforcement.

(H)              Enforcement. Seller has not put a third party on notice of actual or potential infringement of the Trademarks or considered enforcement action(s) with respect to the Trademarks.

(I)                 Fees and USPTO Matters.  All required filings and fees related to the Trademarks have been timely filed with and paid to the United States Patent and Trademark Office (“USPTO”) and other relevant governmental authorities and authorized registrars, and all such trademark registrations and applications are otherwise in good standing. Seller has provided Buyer with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to the Trademarks.  The Trademarks are not currently involved in any USPTO proceeding, office action or similar proceeding and no such proceeding is pending or threatened.

(J)                Validity and Enforceability.  The Trademarks have never been found unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and Seller has not received any notice or information of any kind from any source suggesting that the Trademarks may be unenforceable.

(K)              Non-infringement. The Trademarks do not infringe upon the trademark rights of any third party. Seller has not received notice of any alleged infringement and Seller is not aware of any facts or circumstances that could give rise to a claim for infringement.

4.2.        Buyer hereby represents and warrants to Seller as follows:

(A)              Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of California, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(B)              Authorization and Validity.  The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by Buyer.  This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies.

4.3.        Survival of Representations and Warranties.  All of the respective representations and warranties of Seller and Buyer set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for five (5) years.  The covenants of any party hereto that cannot be or are not fully performed by such party on or prior to the Effective Date shall survive until they are otherwise terminated pursuant to their terms or fully performed.

SECTION 5

Deliveries AND OBLIGATIONS

5.1.        Deliveries of Seller.

(A)              On the Effective Date, Seller shall deliver to Buyer an executed original of the Assignment of Trademark Rights, attached hereto as Exhibit B (the “Assignment”).

(B)              On the Effective Date, Seller shall deliver all files and original documents owned or controlled by Seller relating to the Trademarks.

(C)              Following the Effective Date, at the request of Buyer, Seller shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to vest in Buyer good and marketable title to the Trademarks.

5.2.        Filing of Assignment.  Seller authorizes the Commissioner for Trademarks of the USPTO and any other national, federal and state government officials to record and register this Agreement or the Assignment upon request by Buyer.

5.3.        Deliveries of Buyer.  On the Effective Date, Buyer shall deliver to Seller the Purchase price set forth in Section 3.1.

SECTION 6

Indemnification

6.1.            Obligations of Parties.

(A)              Seller hereby agrees that it will indemnify, hold harmless and defend Buyer and each of its directors, officers, members, employees and agents and the respective successors and assigns of Buyer and such persons (all of the foregoing, collectively, the “Buyer Indemnified Parties” or, individually, a “Buyer Indemnified Party”), from and against any and all losses that arise solely from any breach of or inaccuracy in any of the representations or warranties of Seller contained in this Agreement, or any breach or default by Seller of any of its covenants or agreements contained in this Agreement.

(B)              Buyer hereby agrees to indemnify, hold harmless and defend Seller and each of its directors, officers, members, employees and agents and the respective successors and assigns of Seller and such persons (all of the foregoing, collectively, the “Seller Indemnified Parties” or, individually, a “Seller Indemnified Party”), from and against any and all losses, incurred by Seller that arise solely from any breach of or inaccuracy in any of the representations or warranties of Buyer contained in this Agreement, or any breach or default by Buyer of any of its covenants or agreements contained in this Agreement.  For purposes of this Section 6, Seller Indemnified Parties and Buyer Indemnified Parties may be collectively referred to as “Indemnified Parties”.

(C)              No Buyer Indemnified Party or Seller Indemnified Party shall be entitled to any indemnification under this Section 6 with respect to any particular representation or warranty unless it gives notice to the Indemnifying Party within 30 days of discovering the claim for which the indemnification is sought.

SECTION 7

Miscellaneous

7.1.        Entire Agreement. This Agreement, including and together with all exhibits, schedules, attachments and appendices, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

7.2.        Notices. Each Party shall deliver all notices, requests, consents, claims, demands, waivers and other communications under this Agreement (each, a “Notice”) in writing and addressed to the other Party at its address set forth in the preamble (or to such other address that the receiving Party may designate from time to time in accordance with this section). Each Party shall deliver all Notices by personal delivery, nationally recognized overnight courier or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) on receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section.

7.3.        Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

7.4.        Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability does not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

7.5.        Amendment; Waiver. No amendment or waiver to this Agreement is effective unless it is in writing, identified as an amendment or waiver, as applicable, to this Agreement and signed by each Party.

7.6.        Assignment. Neither Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of non-assigning Party. Any purported assignment or delegation in violation of this Section is null and void. No assignment or delegation relieves the assigning or delegating Party of any of its obligations under this Agreement.

7.7.        Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties and their respective permitted successors and permitted assigns.

7.8.        Choice of Law. This Agreement, including all exhibits, schedules, attachments and appendices attached hereto and thereto are governed by, and construed in accordance with, the Laws of the State of California, United States of America, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the Laws of any jurisdiction other than those of the State of California.

7.9.        Equitable Relief.  Seller agrees that damages alone may be insufficient to compensate Buyer for a breach of this Agreement, acknowledges that irreparable harm may result from a breach of this Agreement, and consents to Buyer’s seeking an order for injunctive relief to prevent a breach or further breach, and specific performance to compel performance of any obligations under this Agreement.

7.10.    Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together is deemed to be one and the same agreement.

7.11.    Legal Fees.  Each Party hereto shall bear its own legal fees.

7.12.    Transaction Taxes.  Each party shall be responsible for any taxes such party may have as a result of the transactions contemplated herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

HYDROPOUCH CORPORATION
By_____________________ Name: Title:

NUZEE CO., LTD.
By_____________________ Name: Title:

SCHEDULE A

TRADEMARKS

1.      TORQ (word mark) – U.S. Trademark Registration No. 4052978

2.      TORQ (word mark) – U.S. Trademark Registration No. 3478051

3.      TORQ WRENCH (word mark) – U.S. Trademark Appl. No. 85/293,559

EXHIBIT B

ASSIGNMENT OF TRADEMARK RIGHTS

            This Assignment of Trademark Rights (the “Assignment”) is made from HydroPouch Corporation, an Illinois corporation having its principal place of business at 1601 S. Michigan Ave., Suite 202, Chicago, Illinois 60616  (the “Seller”), to Nuzee Co., Ltd., a California corporation having its principal place of business at 7940 Silverton Ave. #109, San Diego, California 92126  (the “Buyer”).

            Seller desires to assign to Buyer all of Seller’s right, title and interest in and to the trademarks identified in Schedule A (the “Trademark”), pursuant to the Trademark Purchase and License Agreement entered into between the Seller and Buyer as of March  ____, 2013 (the “Trademark Purchase and License Agreement”), together with the goodwill of the business pertaining thereto.

            In consideration for entering into the Trademark Purchase and License Agreement and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Seller does hereby assign, transfer, grant, sell and otherwise convey to Buyer all of Seller’s right, title and interest in and to the Trademarks, including all common law rights therein, applications to register therefor, together with the goodwill of the business symbolized by the Trademarks and all claims for damages by reason of past infringements of the Trademarks with the right to sue for and collect the same for its own use and benefit, and for the use and on behalf of its successors, assigns and other legal representatives.

Executed this _____ day of April 2013 , , at ________________.

Seller:

HydroPouch Corporation

By:

Name: _______________________________

Title: ________________________________

State of                     )

County of                     ) ss:

Before me personally appeared said __________________________and acknowledged the foregoing instrument to be his free act and deed this ____day of _______________,2013.

(Notary Public)